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                                                                       EXHIBIT A
                     STARRETT CORPORATION AND SUBSIDIARIES
                EXHIBIT SETTING FORTH THE COMPUTATION OF PRIMARY
                         EARNINGS PER SHARE INFORMATION
            (Dollars and number of shares in thousands except per share amounts)

                                                    Year Ended December 31,
                                                    -----------------------
                                                     1995     1994     1993
                                                    ------   ------   ------
Common and common equivalent
 shares used in computing earnings
 per share ................................          6,261    6,261    6,356
                                                    ======   ======   ======

Net Income ................................         $7,365   $6,159   $2,140
                                                    ======   ======   ======

Net Income ................................         $ 1.18   $  .98   $  .34
                                                    ======   ======   ======





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